Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection  with the Annual Report of Vertical  Health  Solutions,  Inc.
(the  "Company") on Form 10-KSB/A for the year ended  December 31, 2003 as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),
Joseph R.  Cellura,  Chief  Executive  Officer and  Frederick  J.  Alger,  Chief
Financial Officer of the Company,  certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully  complies  with the  requirements  of section 13(a) or
15(d) of the Securities and Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the
Company.

     A signed  original of this  written  statement  required by Section 906 has been  provided to Orbit Brands  Corporation,  Inc. and will be retained by Orbit
Brands Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph R. Cellura                          /s/ Frederick J. Alger
Joseph R. Cellura                              Frederick J. Alger
Chief Executive Officer                        Chief Financial Officer